Exhibit 99.1

News Release

Media	Investor Relations

Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL TO ACQUIRE EMS TECHNOLOGIES, INC.

FOR $491 MILLION

  EMS Had $355M in 2010 Revenues in Aerospace and Mobile Computing Business Segments
  Transaction Enhances HON’s Scale and Technologies in High-Growth Markets
  Adds to Scanning and Mobility Offering and Expands into Global Tracking Space
  Aerospace Satcom Capabilities Broaden Airborne Connectivity Solutions

MORRIS TOWNSHIP, N.J., June 13, 2011 - Honeywell (NYSE: HON) today announced that it has signed a definitive agreement to acquire EMS Technologies, Inc. (NASDAQ: ELMG), a leading provider of connectivity solutions for mobile networking, rugged mobile computers, and satellite communications, for $33 per share in cash, or an aggregate purchase price of approximately $491 million, net of cash acquired. The purchase price translates to approximately 13 times EMS’s 2010 earnings before interest, taxes, depreciation and amortization (EBITDA), or approximately 9 times 2010 EBITDA excluding certain corporate costs. The agreement provides for a subsidiary of Honeywell to commence a tender offer within 10 business days to purchase all outstanding shares of EMS.

The acquisition will enhance Honeywell’s existing capabilities in rugged mobile computing technologies and satellite communications within its Automation and Control Solutions (ACS) and Aerospace businesses. EMS’s $181 million Global Resource Management (GRM) division provides highly ruggedized mobile computing products and services for use in transportation, logistics, and workforce management settings as well as secure satellite-based asset tracking and messaging technology for search and rescue, warehousing, and field force automation environments. Through its $174 million Aviation division, EMS provides terminals, antennas, in-cabin network devices, rugged data storage, and surveillance applications predominantly for use on aircraft and in other data gathering objectives.

“EMS is a terrific addition to Honeywell, adding leading positions in attractive markets that are closely aligned with favorable trends in the growing Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) space and commercial aerospace, as well as being highly complementary to our existing Scanning and Mobility business,” said Honeywell Chairman

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Honeywell to Acquire EMS Technologies, Inc. - 2

and Chief Executive Officer Dave Cote. “Honeywell is uniquely positioned to acquire EMS due to the strategic fit across EMS’s Global Resource Management and Aviation divisions. The acquisition brings engineering expertise, differentiated technologies, global reach, and profitable adjacent segments that build upon our great positions in good industries and enhance our growth profile.”

EMS’s GRM division offers a broad range of solutions for supply chain logistics, mobile workforce management, and remote asset monitoring applications, supported by hundreds of partners worldwide. EMS’s proven mobile resource management solutions include LXE-branded rugged handheld and vehicle-mounted computers featuring multiple radio technologies and satellite-based global tracking and monitoring solutions for cargo, fleet assets, and personnel.

“This is another terrific transaction for our Scanning and Mobility business,” said Honeywell Automation and Control Solutions President and Chief Executive Officer Roger Fradin. “EMS strengthens our core mobile computing business and expands our addressable market with complementary new products, channel partners, and entry into the warehousing and port segments that we believe will be growth drivers for the business. This also represents an opportunity to demonstrate our proven acquisition integration process.”

EMS Aviation designs and manufactures satellite-based broadband communication systems that enable worldwide high-speed Internet and voice and video capabilities. The Aviation division serves a broad base of commercial and defense customers, delivering leading-edge antenna systems and beam-management capabilities for mobile network-centric operations, radar for battlefield visibility, and commercial aerospace connectivity.

“Combining EMS products into our Aerospace business means that Honeywell can now deliver the next big leap in satcom technology, a key growth area for aerospace,” said Honeywell Aerospace President and Chief Executive Officer Tim Mahoney. “Our customers will greatly benefit from these new products and solutions, enabling them to leverage the strong global growth of high-speed wireless and satellite data services.”

Honeywell has been informed that all directors and officers of EMS intend to tender all of their respective shares in the Offer. The Offer will be subject to the tender of a majority of EMS’s shares and customary closing conditions, including regulatory approvals. The transaction is expected to close in the third quarter of 2011. Although the transaction would be dilutive in 2011 by three to four cents, it is not expected to impact the company’s previously announced 2011 earnings per share guidance range, and Honeywell anticipates it to be accretive in 2012.

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The tender offer described in this news release has not been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of EMS. At the time the tender offer is commenced, Honeywell and its wholly-owned subsidiary, Egret Acquisition Corp., intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal, and other documents relating to the tender offer and EMS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Honeywell, Egret Acquisition Corp., and EMS intend to mail these documents to the stockholders of EMS. These documents will contain important information about the tender offer and stockholders of EMS are urged to read them carefully when they become available. Stockholders of EMS will be able to obtain a free copy of these documents (when they become available) and other documents filed by EMS, Honeywell, or Egret Acquisition Corp. with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from Honeywell.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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